UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

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◻	Preliminary Proxy Statement
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◻	Definitive Proxy Statement
⌧	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Transocean Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Your **Vote** Counts!

TRANSOCEAN LTD.

2025 Annual General Meeting
Vote by 2:00 P.M. EDT May 29, 2025/8:00 P.M. Swiss time May 29, 2025



TRANSOCEAN LTD.
TURMSTRASSE 30
CH-6312 STEINHAUSEN
SWITZERLAND

V67601-P26093

You invested in TRANSOCEAN LTD. and it's time to vote.

You have the right to vote on proposals being presented at the Annual General Meeting. **This is an important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 30, 2025.**

Get informed before you vote

View the Combined Document online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 12, 2025. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

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Control #

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Meeting Date

May 30, 2025
8:00 a.m. Swiss time

Parkhotel Zug
Industriestrasse 14
6302 Zug, Switzerland

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote on these important matters.

Voting Items		Board Recommends
1.	Approval of (A) the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024, (B) the Swiss Statutory Compensation Report for Fiscal Year 2024 and (C) the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024	
1A	Approval of the 2024 Annual Report, Including the Audited Consolidated Financial Statements of Transocean Ltd. for Fiscal Year 2024 and the Audited Statutory Financial Statements of Transocean Ltd. for Fiscal Year 2024	For
1B	Approval of the Swiss Statutory Compensation Report for Fiscal Year 2024	For
1C	Approval of the Swiss Statutory Report on Non-Financial Matters for Fiscal Year 2024	For
2.	Discharge of the Members of the Board of Directors and the Executive Management Team from Liability for Activities During Fiscal Year 2024	For
3.	Appropriation of the Accumulated Losses for Fiscal Year 2024	For
4.	Approval of Shares Authorized for Issuance	For
5.	Amendment of the Articles of Association to Increase the Maximum Number of Members of the Board of Directors to 12 from 11 for a One-Year Period	For
6.	Election of 12 Directors, Each for a Term Extending Until Completion of the Next Annual General Meeting	
6A	Keelan I. Adamson	For
6B	Glyn A. Barker	For
6C	Vanessa C.L. Chang	For
6D	Frederico F. Curado	For
6E	Chadwick C. Deaton	For
6F	Domenic J. "Nick" Dell'Osso, Jr.	For
6G	Vincent J. Intrieri	For
6H	William F. "Bill" Lacey	For
6I	Samuel J. Merksamer	For
6J	Frederik W. Mohn	For
6K	Margareth Øvrum	For
6L	Jeremy D. Thigpen	For
7.	Election of Jeremy D. Thigpen as the Chair of the Board of Directors for a Term Extending Until Completion of the Next Annual General Meeting	For
8.	Election of the Members of the Compensation Committee, Each for a Term Extending Until Completion of the Next Annual General Meeting	
8A	Glyn A. Barker	For
8B	Vanessa C.L. Chang	For
8C	Frederico F. Curado	For
9.	Reelection of Schweiger Advokatur/Notariat as the Independent Proxy for a Term Extending Until Completion of the Next Annual General Meeting	For
10.	Ratification of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2025 and Reelection of Ernst & Young Ltd, Zurich, as the Company's Auditor for a Further One Year Term	For
11.	Advisory Vote to Approve Named Executive Officer Compensation for Fiscal Year 2025	For
12.	Prospective Vote on the Maximum Compensation of (A) the Board of Directors and (B) the Executive Management Team	
12A	Ratification of the Maximum Aggregate Amount of Compensation of the Board of Directors for the Period Between the 2025 Annual General Meeting and the 2026 Annual General Meeting	For
12B	Ratification of the Maximum Aggregate Amount of Compensation of the Executive Management Team for Fiscal Year 2026	For
13.	Approval of (A) Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan and (B) Capital Authorization for Share-Based Incentive Plans	
13A	Approval of Amendment and Restatement of Transocean Ltd. 2015 Long-Term Incentive Plan	For
13B	Approval of Capital Authorization for Share-Based Incentive Plans	For

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V67602-P26093